THRIVENT SERIES FUND, INC.

Power of Attorney of Directors

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned directors of THRIVENT SERIES FUND, INC., a Minnesota corporation (the “Fund”), does hereby make, constitute and appoint Teresa J. Rasmussen, David S. Royal, James M. Odland, John L. Sullivan and Rebecca A. Paulzine, and each or any of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director of such Fund to a Registration Statement or Registration Statements, on Form N-1A or other applicable form, and all amendments, including pre-effective amendments, post-effective amendments, and any other form or application for exemptive relief to be filed by such Fund with the Securities and Exchange Commission, Washington, D.C., in connection with the registration of Fund shares under the Securities Act of 1933 and registration of the Fund itself under the Investment Company Act of 1940, and to file the same, with all exhibits thereto and other supporting documents, with such Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand this 25th day of May, 2011.

/s/ F. Gregory Campbell	/s/ Connie M. Levi
F. Gregory Campbell	Connie M. Levi
Director	Director

/s/ Janice B. Case	/s/ James A. Nussle
Janice B. Case	James A. Nussle
Director	Director

/s/ Richard L. Gady	/s/ Douglas D. Sims
Richard L. Gady	Douglas D. Sims
Director	Director

/s/ Richard A. Hauser	/s/ Constance L. Souders
Richard A. Hauser	Constance L. Souders
Director	Director

/s/ Paul R. Laubscher	/s/ Marc S. Joseph
Paul R. Laubscher	Marc S. Joseph
Director	Director